UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2010

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Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	000-49679	93-1221399
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 516-9684
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTS AND FINANCIAL STATEMENTS
Item 4.01  Changes in Registrant's Certifying Accountant

On October 11, 2011, the Registrant’s Controller received an email notice from Malcolm L. Pollard, Inc. (“Pollard”), advising a “Mr. Forhan” (a person unknown to the Registrant) that he had resigned effective September 30, 2011.  Mr. Pollard’s email continued with a referral to Mr. Ed Hamilton, CPA of Hamilton, PC. (“Hamilton”), along with a consent form for “Mr. Forhan” to execute giving his consent to Pollard to release information to Hamilton. Mr. Pollard further expressed his willingness to provide some assistance with a transition to Hamilton. Subsequently, Pollard clarified his resignation as being related to the Company and his retirement from the public accounting business.

Pollard’s reports on our financial statements as of and for the fiscal years ended December 31, 2010 and his re-audit of our annual report for 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2010 and 2009 contained a going concern qualification as to the ability of us to continue.

During our most recent fiscal year ended 2010, and during the subsequent interim period through the date of this Report, there were (1) no disagreements with Pollard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pollard, would have caused Pollard to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Concurrent with the retirement of Pollard and the termination of Pollard as our independent auditor, our board of directors approved the engagement of Hamilton as our independent registered public accounting firm. The Hamilton firm was engaged on November 7, 2011.

During the fiscal year ended 2010 and through the date hereof, neither the Registrant, nor anyone acting on its behalf, consulted Hamilton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Hamilton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We furnished Pollard with a copy of this disclosure on November 8, 2011, providing Pollard with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A email letter from Pollard, dated November 11, 2011, is attached as Exhibit 16.1 to this Report.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements
Not applicable.

(b)           Pro Forma Financial Information
Not applicable.

(c)           Shell Company Transaction
Not applicable.

(d)           Exhibits:

16.1           Letter from Malcolm L. Pollard, Inc., regarding changes in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Entertainment Holdings Inc.

Dated: November 14, 2011	By:	/s/ Gary Rasmussen
Gary Rasmussen
Chief Executive Officer